SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 27, 2006

TRUE NORTH ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51519	98-043482
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2 Allen Center, 1200 Smith Street 16th Floor, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 353-3948
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL AGREEMENT

On July 28, 2006 we entered into a participation agreement (the “Participation Agreement”) with Whitmar Exploration Company (“Whitmar”) respecting our participation in the drilling of a 13,000 foot test well to test the Yegua Sands on the Deweyville Prospect located in Newton County, Texas and Calcasieu Parish, Louisiana. Thereunder, we are obligated to pay Whitmar, within 5 days of the date of the Participation Agreement, $42,500 representing our proportionate share of leasehold costs and an additional $57,500 representing a deposit on our share of drilling costs for the test well. Our participation will involve a 10% working interest and 72% net revenue interest whereby we will pay 12.5% of drilling costs to the casing point and 10% of all costs after the casing point. Our estimated share of such costs is $552,000 for drilling and $114,000 for completion. We are obligated to pay Whitmar, within 15 days of the date of the Participation Agreement, an additional $494,500 representing the balance of our share of estimated drilling costs. Under the agreement, we also have the right to participate in one additional well on the prospect on a proportionate basis.

Effective May 9, 2006 we entered into a Purchase Agreement (the “Agreement”) whereby we acquired rights in State of Alaska Oil and Gas Leases ADL 390834, 390839, 390840 and 390841 (the “Un-Issued Leases”) covering an aggregate of 10,000 acres on the North Slope of Alaska. The Agreement provided for a closing to be held within three business days of the receipt by Seller of the High Bidder Notice from the Alaska Department of Natural Resources with respect to the Un-Issued Leases and for the closing to take place, in all events, on or prior to July 31, 2006. Effective July 31, 2006 the parties entered into an Amendment to Purchase Agreement (the “Amendment”) to give the parties additional time to complete and close the transaction contemplated by the Agreement. Pursuant to the Amendment, the parties are now required to close the transaction within three business days after receipt by Sellers of the Award Notice from the Alaska Department of Natural Resources with respect to the Un-Issued Leases and for the closing to take place, in all events, on or prior to December 31, 2006. All other provisions of the Agreement remain in full force and effect.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On July 27, 2006 we sold 650,000 units at a price of $1.00 per unit or $650,000 on an aggregate basis to one person in reliance on Regulation S under the Securities Act of 1933, as amended. Each unit consists of one share of our common stock and one common stock purchase warrant exercisable for the purchase of an additional share of common stock. Each warrant is exercisable for a period of 3 years at an exercise price of $1.70 per share.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits filed as part of this Report are as follows:

Exhibit 10.1	Participation Agreement dated as of July 28, 2006 between Registrant and Whitmar Exploration Company regarding the Deweyville Prospect.

Exhibit 10.2	Amendment to Purchase Agreement dated July 31, 2006 between Registrant and Daniel K. Donkel and Samuel H. Cade.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NORTH ENERGY CORPORATION

Date: July 31, 2006	By:	/s/ John I. Folnovic
Name: John I. Folnovic
Title: President and Chief Executive Officer

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